Exhibit 23.2
February 26, 2010
Consent of Marston & Marston, Inc. and Marston, North Carolina, P.C.
We hereby consent to the incorporation by reference in the following registration statements of Potash Corporation of Saskatchewan Inc. (together with its direct and indirect subsidiaries, the “Company”):
•	Registration Statement No. 33-37855 on Form S-8;

•	Registration Statement No. 333-19215 on Form S-8;

•	Registration Statement No. 333-93773 on Form S-8;

•	Registration Statement No. 333-53531 on Form S-8;

•	Registration Statement No. 333-75742 on Form S-8;

•	Registration Statement No. 333-75744 on Form S-8;

•	Registration Statement No. 333-113945 on Form S-8;

•	Registration Statement No. 333-124677 on Form S-8;

•	Registration Statement No. 33-57920 on Form S-3;

•	Registration Statement No. 33-133854 on Form S-8;

•	Registration Statement No. 333-142615 on Form S-8;

•	Registration Statement No. 333-150807 on Form S-8;

•	Registration Statement No. 333-151942 on Form S-8; and

•	Registration Statement No. 333-159077 on Form S-8.
of information contained in our reports, dated February 26, 2010, addressed to the Company, relating to certain phosphate reserves and resources information for the Aurora and White Springs properties, which information appears in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2009 (the “Form 10-K”). We also consent to the reference to Marston & Marston, Inc. and Marston, North Carolina, P.C. in the Form 10-K.

MARSTON & MARSTON, INC. MARSTON, NORTH CAROLINA, P.C.
/s/ Terry Kremmel
Terry Kremmel